  As filed with the Securities and Exchange Commission on December 30, 1997


                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K



                               CURRENT REPORT



   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)      DECEMBER 17, 1997



                      EOP OPERATING LIMITED PARTNERSHIP
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                      1-13625               36-4156801
(STATE OR OTHER JURISDICTION OF         (COMMISSION          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)         FILE NUMBER)        IDENTIFICATION NO.)


 TWO NORTH RIVERSIDE PLAZA, SUITE 2200
          CHICAGO, ILLINOIS                                  60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                   (ZIP CODE)


     Registrant's telephone number, including area code: (312) 466-3300

                               NOT APPLICABLE
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITIONS

As used herein, the term Operating Partnership means either EOP Operating Limited Partnership, a Delaware limited partnership, alone as an entity or, as the context may require, the consolidated enterprise consisting of Equity Office Properties Trust, a Maryland real estate investment trust, and their subsidiaries. The Operating Partnership acquired 17 office properties and one parking facility during the period from October 17, 1997 through December 17, 1997. The cash portion of these transactions was financed through the Operating Partnership's revolving line of credit, the $1.5 billion term loan credit facility (the "$1.5 billion Credit Facility") and working capital. Descriptions of the acquired properties are as follows.

ONE LAFAYETTE CENTRE

The Operating Partnership acquired One Lafayette Centre in Washington, D.C. from an unaffiliated party for approximately $81.7 million on October 17, 1997. The acquisition was paid for with a combination of approximately $51.9 million in cash, the assumption of $5.4 million of other liabilities and $24.4 million in units of partnership interest in the Operating Partnership ("Units") at $32.975 per Unit.

The 10-story building contains approximately 314,634 square feet of combined office and retail space. The property was approximately 99.1% leased as of November 30, 1997.

ACORN PROPERTIES

The Operating Partnership acquired an 89% managing general partner interest in two office properties in suburban Philadelphia, Pennsylvania from an unaffiliated party for approximately $17.2 million on November 21, 1997. The acquisition was paid for with a combination of approximately $10.2 million in cash, $4.1 million in Units at $28.775 per Unit and the assumption of $2.9 million in liabilities.

The two office properties are One Valley Square, containing approximately 70,289 square feet, and Three Valley Square, containing approximately
84,605 square feet. These properties were 100% and 97.7% leased as of November 30, 1997, respectively.


PPM PROPERTIES

The Operating Partnership acquired three office properties, two of which are in Virginia and one of which is in Texas, from an unaffiliated party for approximately $91.9 million in cash on November 24, 1997.

The three properties are Lakeside Square, containing approximately 392,537 square-feet in Dallas, Texas; Fair Oaks Plaza, containing approximately 177,917 square-feet in Fairfax, Virginia; and 1600 Duke Street, containing approximately 68,770 square-feet in Alexandria, Virginia. These buildings were 97% leased on a weighted average basis as of November 30, 1997.

LA SALLE OFFICE PLAZA

The Operating Partnership acquired LaSalle Office Plaza, located in the central business district of Minneapolis, Minnesota, from an unaffiliated party on November 23, 1997 for approximately $97.4 million in cash.

The property is a 30 story office building containing approximately 589,432 square feet and was approximately 97.1% leased as of November 30, 1997.

STANWIX PARKING FACILITY

The Operating Partnership acquired the Stanwix Parking Facility located in Pittsburgh, Pennsylvania from an unaffiliated party on November 25, 1997 for approximately $17.3 million in cash.

The parking facility contains approximately 712 parking spaces, 45,780 square feet of office space, 80 residential units and 9,000 square feet of retail space.

WRIGHT RUNSTAD PROPERTIES

The Operating Partnership has acquired one hundred percent ("100%") of the equity interests in ten office properties located in Seattle and Bellevue, Washington; Portland, Oregon; and Anchorage, Alaska, on December 17, 1997 pursuant to a contribution agreement by and among Wright Runstad Holdings, L.P., Wright Runstad Asset Management, L.P. and Mellon Bank, N.A., as Trustee for First Plaza Group Trust ("First Plaza"), as Contributors, and the Operating Partnership. The purchase price was approximately $625.0 million, including approximately $15 million in transaction related fees and expenses. The total consideration included the assumption of approximately $240.0 million of existing debt, $208.9 million in cash, $76.1 million in Units at $29.11 per Unit and $100.0 million in Equity Office Properties Trust restricted common shares of beneficial interest, $0.01 par value per share ("Common Shares") at $29.11 per Common Share. In addition, five-year warrants to purchase an aggregate of five million Common Shares were issued at an exercise price of $39.375 per Common Share. In addition, the Operating Partnership acquired a 30% non-controlling interest in Wright Runstad Asset Limited Partnership ("WRALP") for $16.0 million in cash and $4.0 million in Units and agreed to provide up to $20 million in additional financing or credit support for future development activities of WRALP.

The ten office properties are comprised of First Interstate Center, a 48 story office building in downtown Seattle, containing approximately 915,883 square-feet which was approximately 97.5% occupied as of December 15, 1997; Second and Seneca Building, a 22 story office building and an adjacent 4 story office building in downtown Seattle containing approximately 480,272 square-feet which was approximately 99.1% occupied as of December 15, 1997; 1111 Third Avenue, a 34 story office building in Seattle containing approximately 528,282 square-feet which was approximately 99.2% occupied as of December 15, 1997; Nordstom Medical Tower, an 11 story medical office facility in Seattle which contains approximately 101,431 square-feet which was approximately 93.9% occupied as of December 15, 1997; Rainier Plaza, a 25 story office building in Bellevue, Washington containing approximately 410,855 square-feet which was approximately 99.9% occupied as of December 15, 1997;
One Bellevue Center, a 22 story office building in Bellevue containing approximately 344,715 square-feet which was approximately 98.6% occupied as of December 15, 1997; 1001 Fifth Avenue, a 23 story office building in Portland, Oregon, containing approximately 368,018 square-feet which was approximately 95.7% occupied as of December 15, 1997; and Calais Office Towers I & II, comprised of an eight and five story office building in Anchorage, Alaska, containing approximately 190,599 square-feet which was approximately 99.9% occupied as of December 15, 1997.

Thomas E. Dobrowski, a Trustee of the Operating Partnership, is the managing director of real estate and alternative investments of General Motors Investment Management Corporation, an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several clients also controlled by GM, including First Plaza, which received $192.4 million in cash, 3,435,688 Common Shares, and warrants to purchase 3,350,000 Common Shares in exchange for First Plaza's interest in such office properties.

H. Jon Runstad was elected as a Trustee of the Operating Partnership effective January 1, 1998. Mr. Runstad received, directly and indirectly, 552,968 Units in exchange for his interest in the ten office properties and WRALP.

     MERGER

     On December 19, 1997, the Operating Partnership merged with Beacon Properties L.P. ("Beacon"). As provided in the merger agreement, each Beacon operating partnership unit was exchanged for 1.4063 of the
     Operating Partnership's Units.   The  Operating Partnership issued
     approximately 93.7 million new Units. In addition, the Operating Partnership assumed all outstanding Beacon consolidated debt of approximately $1.168 billion and issued $200 million in Series A Preferred Units at a one to one ratio for each Beacon preferred unit.

ITEM 5.  OTHER EVENTS

     The Operating Partnership has issued its commitment to purchase from an unaffiliated party the Rand Tower Parking Garage in Minneapolis, Minnesota upon its completion. The garage will include approximately 589 parking spaces and will cost approximately $19.3 million. The Operating Partnership does not expect the garage to be completed until 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Pro Forma Financial Statements as of and for the nine months ended September 30, 1997 and for the year ended December 31, 1996.

         (b)  Financial Statements of acquired real estate properties:
                 One Lafayette Centre
                 Acorn Properties
                 PPM Properties
                 Wright Runstad Properties

                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           EOP Operating Limited Partnership

Date: December 30, 1997    By: /s/ Richard D. Kincaid
                               -------------------------------------------------
                               Richard D. Kincaid
                               Executive Vice President, Chief Financial Officer

                      EOP Operating Limited Partnership
              PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
         AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                    FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (UNAUDITED)


     The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 reflects the following transactions which all occurred subsequent to September 30, 1997: (a) the acquisition of 35 office properties and one parking facility; (b) the sale of 9.7 million Units; (c) draws on the $1.5 billion Credit Facility to fund acquisitions and repay mortgage indebtedness; and (d) the acquisition of a 50% interest in the mortgage note securing the 1325 Avenue of the Americas property acquired in November 1997.

     The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 reflects the following transactions as if they had occurred on January 1, 1997: (a) the acquisition of 46 office properties and seven parking facilities, including an interest in four parking facilities, acquired between January 1, 1997 and December 17, 1997, and the disposition of two office properties; (b) the $180 million private debt offering which occurred on September 3, 1997; (c)the transactions that occurred in connection with the consolidation of the entities which comprise the predecessors ("Equity Office Predecessors") of the
Operating Partnership (the "Consolidation") and the initial public
offering (the "Offering"), which   closed on July 11, 1997, and the decrease in
interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net change in interest expense from draws on the $1.5 billion Credit Facility used to refinance existing mortgage debt; and (e) interest income from the 50% interest in the mortgage note securing the 1325 Avenue of the Americas property.

     The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 reflects the following transactions as if they had occurred on January 1, 1996: (a) the acquisition of 57 office properties and 14 parking facilities, including an interest in four parking facilities, acquired between January 1, 1996 and December 17, 1997 and the disposition of two office properties; (b) the $180 million private debt offering which occurred on September 3, 1997; (c) the Consolidation and the Offering, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net change in interest expense from draws on the $1.5 billion Credit Facility used to refinance existing mortgage debt; and (e) interest income from the 50% interest in the mortgage note securing the 1325 Avenue of the Americas property.

     On December 19, 1997, the Operating Partnership merged with Beacon Properties L.P. ("Beacon"). As provided in the merger agreement, each Beacon operating partnership unit was exchanged for 1.4063 of the Operating Partnership's Units. The Operating Partnership issued approximately 93.7 million new Units. In addition, the Operating Partnership assumed all outstanding Beacon consolidated debt of approximately $1.168 billion and issued $200 million in Series A Preferred Units at a one to one ratio for each Beacon preferred unit. The accompanying unaudited proforma condensed combined financial statements do not reflect the merger of the Operating Partnership and Beacon.

     The accompanying unaudited pro forma condensed combined financial statements have been prepared by management of the Operating Partnership and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements, as of and for the nine month period ended September 30, 1997 and the year ended December 31, 1996, and the statements of revenue and certain expenses for certain of the properties acquired by the Operating Partnership, all included elsewhere herein.

                      EOP OPERATING LIMITED PARTNERSHIP
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1997
                                 (UNAUDITED)
                                (IN THOUSANDS)


                                                     EOP OPERATING
                                                  LIMITED PARTNERSHIP  ACQUIRED PROPERTIES   ACQUIRED PROPERTIES
                                                  --------------------------------------------------------------
ASSETS                                                                       (A)                     (B)
  INVESTMENT IN REAL ESTATE, NET                    $ 5,000,159          $   997,301              $   945,506
  CASH AND CASH EQUIVALENTS                             132,649             (871,814)                (497,610)
  RENTS AND OTHER RECEIVABLES                            16,190                  -                        -
  ESCROW DEPOSITS AND RESTRICTED CASH                    42,966                  -                        -
  INVESTMENT IN MORTGAGE NOTES                              -                    -                        -
  INVESTMENT IN UNCONSOLIDATED JOINT VENTURES            93,826                  -                     20,000
  OTHER ASSETS                                           70,132                  -                        -
                                                    ---------------------------------------------------------
      TOTAL ASSETS                                  $ 5,355,922          $   125,487              $   467,896
                                                    =========================================================

LIABILITIES AND PARTNERS' CAPITAL

  MORTGAGE DEBT                                     $ 1,325,333          $    14,749              $   242,925
  UNSECURED NOTES                                       180,000                  -                        -
  LINE OF CREDIT                                        211,125                  -                        -
  DISTRIBUTION PAYABLE                                   42,964                  -                        -
  OTHER LIABILITIES                                     132,748               25,301                    5,331
                                                    ---------------------------------------------------------
      TOTAL LIABILITIES                               1,892,170               40,050                  248,256


  MINORITY INTERESTS IN PARTIALLY OWNED PROPERTIES       28,118                  -                        -

  PARTNERS' CAPITAL                                   3,435,634               85,437                  219,640
                                                    ---------------------------------------------------------
      TOTAL LIABILITIES AND PARTNERS' CAPITAL       $ 5,355,922          $   125,487              $   467,896
                                                    =========================================================


                                                                           EOP OPERATING
                                                    OTHER ACTIVITY       LIMITED PARTNERSHIP
                                                    ----------------------------------------
ASSETS
  INVESTMENT IN REAL ESTATE, NET                    $       -               $ 6,942,966
  CASH AND CASH EQUIVALENTS                           1,241,168 (C)               4,393
  RENTS AND OTHER RECEIVABLES                               -                    16,190
  ESCROW DEPOSITS AND RESTRICTED CASH                       -                    42,966
  INVESTMENT IN MORTGAGE NOTES                           25,150 (D)              25,150
  INVESTMENT IN UNCONSOLIDATED JOINT VENTURES               -                   113,826
  OTHER ASSETS                                            4,875 (E)              75,007
                                                    -------------------------------------
      TOTAL ASSETS                                  $ 1,271,193             $ 7,220,498
                                                    =====================================

LIABILITIES AND PARTNERS' CAPITAL

  MORTGAGE DEBT                                     $  (233,921) (F)        $ 1,349,086
  UNSECURED NOTES                                           -                   180,000
  LINE OF CREDIT                                      1,232,574  (G)          1,443,699
  DISTRIBUTION PAYABLE                                      -                    42,964
  OTHER LIABILITIES                                         -                   163,380
                                                    -------------------------------------
      TOTAL LIABILITIES                                 998,653               3,179,129



  MINORITY INTERESTS IN PARTIALLY OWNED PROPERTIES            -                  28,118

  PARTNERS' CAPITAL                                     272,540(H)            4,013,251
                                                    -------------------------------------
      TOTAL LIABILITIES AND PARTNERS' CAPITAL       $ 1,271,193             $ 7,220,498
                                                    =====================================

                        EOP OPERATING LIMITED PARTNERSHIP
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                (IN THOUSANDS)



                                                                                                     CONSOLIDATION
                                 EOP OPERATING     1997 ACQUIRED                                      AND OFFERING
                              LIMITED PARTNERSHIP   PROPERTIES    DISPOSITIONS   FINANCING ACTIVITY   ADJUSTMENTS
                              -------------------  -------------  ------------   ------------------  -------------
                                     (I)              (J)            (K)
REVENUES:
  Rental                          $  381,108       $  101,215     $   (2,558)     $          -         $  8,983  (O)
  Tenant reimbursements               66,855           31,698            (62)                -              -
  Parking                             33,744            6,662           (573)                -              -
  Other                                7,600            2,356            (26)                -              -
  Fees from noncombined affiliates     3,841              -              -                   -              -
  Interest                            10,524               65            -                   2,188(L)       -
                                  ----------       ----------     ----------      ----------------   ----------
  Total revenues                     503,672          141,996         (3,219)                2,188        8,983
                                  ----------       ----------     ----------      ----------------   ----------

EXPENSES:
  Property operating                 190,170           56,618         (1,595)                -              -
  Interest                           110,419           34,160            (36)               12,761(M)   (25,343)(P)
  Depreciation                        80,166           22,882            -                   -            1,205 (Q)
  Amortization                         5,884              -              (54)                4,141(N)    (1,699)(R)
  General and administrative          23,056              -              -                   -            1,800 (S)
                                  ----------       ----------     ----------      ----------------   ----------
                                     409,695          113,660         (1,685)               16,902      (24,037)
                                  ----------       ----------     ----------      ----------------   ----------

Income before allocation to minority
  interests, income from investment
  in unconsolidated joint ventures,
  gain on sales of real estate and
  extraordinary items                 93,977           28,336         (1,534)              (14,714)      33,020
Minority interests in
  partially owned properties          (1,191)             -              -                   -              (42)
Income from investment in
  unconsolidated joint ventures        3,408            1,023            -                   -              -
Gain on sales of real estate          12,510              -          (12,510)                -              -
                                  ----------       ----------     ----------      ----------------   ----------
Income before extraordinary items    108,704           29,359        (14,044)              (14,714)      32,978
Extraordinary items                  (13,204)             -              275                 -
                                  ----------       ----------     ----------      ----------------   ----------
Net income                        $   95,500       $   29,359     $  (13,769)     $        (14,714)   $  32,978
                                  ==========       ==========     ==========      ================   ==========
Net income per Unit

Weighted Average Units
  Outstanding

                                                           EOP OPERATING
                                        GROUP A         LIMITED PARTNERSHIP
                                       PROPERTIES          PRO FORMA
                                      ------------       -------------
                                          (J)
REVENUES:
  Rental                               $   67,918         $    556,666
  Tenant reimbursements                    10,050              108,541
  Parking                                   8,452               48,285
  Other                                       657               10,587
  Fees from noncombined affiliates             -                 3,841
  Interest                                     -                12,777
                                       ----------        -------------
  Total revenues                           87,077              740,697
                                       ----------        -------------

EXPENSES:
  Property operating                       30,681              275,874
  Interest                                 33,199              165,160
  Depreciation                             15,955              120,208
  Amortization                                 -                 8,272
  General and administrative                   -                24,856
                                       ----------        -------------
                                           79,835              594,370
                                       ----------        -------------

Income before allocation to minority
  interests, income from investment
  in unconsolidated joint ventures,
  gain on sales of real estate and
  extraordinary items                       7,242              146,327
  Operating Partnership
Minority interests in
  partially owned properties                   -                (1,233)(T)
Income from investment in
  unconsolidated joint ventures               440                4,871
Gain on sales of real estate                   -                  -
                                       ----------        -------------
Income before extraordinary items           7,682              149,965
Extraordinary items                            -               (12,929)
                                       ----------        -------------
Net income                             $    7,682        $     137,036
                                       ==========        =============
Net income per Unit                                      $         .74 (U)
                                                         =============
Weighted Average Units
  Outstanding                                                  185,388
                                                         =============


                        EOP OPERATING LIMITED PARTNERSHIP
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (UNAUDITED)
                                (In thousands)




                                       EQUITY OFFICE    1996 ACQUIRED   1997 ACQUIRED
                                       PREDECESSORS      PROPERTIES       PROPERTIES      DISPOSITIONS   FINANCING ACTIVITY
                                       -------------    -------------   --------------   --------------  -------------------
                                          (I)               (J)             (J)              (K)
REVENUES:
 Rental                               $   386,481      $      53,340     $   153,154       $    (8,303)     $         -
 Tenant reimbursements                     62,036              9,967          39,028               (88)               -
 Parking                                   27,253             13,518          10,236            (1,462)               -
 Other                                     17,626              1,797           4,855               (99)               -
 Fees from noncombined affiliates           5,120                -               -                  -                 -
 Interest                                   9,608                -               249                (7)             2,917 (L)
                                      -----------      -------------     -----------       -----------      -------------
                                          508,124             78,622         207,522            (9,959)             2,917
                                      -----------      -------------     -----------       -----------      -------------
EXPENSES:
 Property operating                       201,067             30,971          86,208            (5,046)
 Interest                                 119,595             24,178          56,652              (956)            11,606 (M)
 Depreciation                              82,905             13,090          37,931            (1,941)               -
 Amortization                              13,332                -               -                (346)             4,387 (N)
 General and administrative                23,145                -               -                  -                 -
                                      -----------      -------------     -----------       -----------      -------------
                                          440,044             68,239         180,791            (8,289)            15,993
                                      -----------      -------------     -----------       -----------      -------------

Income before allocation to minority
 interests, income from investment in
 unconsolidated joint ventures, gain
 on sale of real estate and
 extraordinary items                       68,080             10,383          26,731            (1,670)           (13,076)
Minority interests in
 partially owned properties                (2,086)               -               -                  -                 -
Income from investment in
 unconsolidated joint ventures              2,093                -             2,632                -                 -
Gain on sale of real estate                 5,338                -               -                  -                 -
                                      -----------      -------------     -----------       -----------      -------------

Income before extraordinary items          73,425             10,383          29,363            (1,670)           (13,076)
Extraordinary items                           -                  -               -                  -                 -
                                      -----------      -------------     -----------       -----------      -------------

Net income                            $    73,425      $      10,383     $    29,363       $    (1,670)     $     (13,076)
                                      ===========      =============     ===========       ===========      =============
Net income per Unit

Weighted average Units outstanding



                                       CONSOLIDATION
                                        AND OFFERING       GROUP A
                                        ADJUSTMENTS       PROPERTIES
                                       -------------    --------------
                                                              (J)
REVENUES:
 Rental                               $    16,264  (O)  $    86,102
 Tenant reimbursements                        -              12,767
 Parking                                      -              10,664
 Other                                        -               1,321
 Fees from noncombined affiliates             -                 -
 Interest                                     -                 -
                                      -----------        -----------
                                           16,264           110,854
                                      -----------        -----------
EXPENSES:
 Property operating                           -              39,453
 Interest                                 (43,041) (P)       46,884
 Depreciation                               7,183  (Q)       21,274
 Amortization                              (8,591) (R)          -
 General and administrative                 2,400  (S)          -
                                      -----------        -----------
                                          (42,049)          107,611
                                      -----------        -----------

Income before allocation to minority
 interests, income from investment in
 unconsolidated joint ventures, gain
 on sale of real estate and
 extraordinary items                       58,313             3,243
Minority interests in
 partially owned properties                   (56)              -
Income from investment in
 unconsolidated joint ventures                -                 586
Gain on sale of real estate                   -                 -
                                      -----------        -----------

Income before extraordinary items          58,257             3,829
Extraordinary items                           -                 -
                                      -----------        -----------

Net income                            $    58,257       $     3,829
                                      ===========        ===========
Net income per Unit

Weighted average Units outstanding




                                             EOP OPERATING
                                          LIMITED PARTNERSHIP
                                              PRO FORMA
                                          -------------------
REVENUES:
 Rental                                     $     687,038
 Tenant reimbursements                            123,710
 Parking                                           60,209
 Other                                             25,500
 Fees from noncombined affiliates                   5,120
 Interest                                          12,767
                                            -------------
                                                  914,344
                                            -------------
EXPENSES:
 Property operating                               352,653
 Interest                                         214,918
 Depreciation                                     160,442
 Amortization                                       8,782
 General and administrative                        25,545
                                            -------------
                                                  762,340
                                            -------------

Income before allocation to minority
 interests, income from investment in
 unconsolidated joint ventures, gain
 on sale of real estate and
 extraordinary items                              152,004
Minority interests in
 partially owned properties                        (2,142) (T)
Income from investment in
 unconsolidated joint ventures                      5,311
Gain on sale of real estate                         5,338
                                            -------------
Income before extraordinary items                 160,511
Extraordinary items                                   -
                                            -------------
                                            $     160,511
Net income                                  =============
                                            $         .86  (U)
Net income per Unit                         =============

Weighted average Units outstanding                185,388
                                            =============

                      EOP OPERATING LIMITED PARTNERSHIP
        NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A. To reflect the following acquisitions acquired during the period from October 1, 1997 to October 16, 1997 as previously reported in Equity Office Properties Trust's Current Report on Form 8-K dated October 1, 1997:

                                                                                        LIABILITIES         VALUE OF
            PROPERTY                   NOTE         PURCHASE COST       CASH PAID         ASSUMED         UNITS ISSUED
     -----------------------------------------------------------------------------------------------------------------
     Prudential Properties             (1)              $289,000        $211,950          $ 6,000            $71,050
     550 South Hope Street             (2)                99,500          99,500             -                  -
     Acorn Properties                  (3)               127,500          98,364           14,749             14,387
     10 & 30 South Wacker Drive        (4)               481,301         462,000           19,301               -
                                       -------------------------------------------------------------------------------
        Total                                           $997,301        $871,814          $40,050            $85,437
                                       ===============================================================================

(1) These properties were acquired on October 1, 1997, and consist of six properties.
(2) This property was acquired on October 6, 1997, and consist of one property.
(3) These properties were acquired on October 7, 1997, and consist of nine properties.
(4) These properties were acquired on October 7, 1997, and consist of two properties. The purchase price includes approximately $19.3 million related to real estate tax liability from closing prorations.

B. To reflect the following acquisitions during the period from October 17, 1997 to December 17, 1997, as reported in this Current Report on Form 8-K dated December 17, 1997:

                                                                                    LIABILITIES         VALUE OF
            PROPERTY                   NOTE        PURCHASE COST       CASH PAID      ASSUMED          UNITS ISSUED
     ---------------------------------------------------------------------------------------------------------------------
     One Lafayette Centre               (1)            $ 81,680        $ 51,910      $  5,330            $ 24,440
     Acorn Properties                   (2)              17,161          10,168         2,926               4,067
     PPM Properties                     (3)              91,940          91,940           -                   -
     LaSalle Office Plaza               (4)              97,425          97,425           -                   -
     Stanwix Parking Facility           (5)              17,300          17,300           -                   -
     Wright Runstad Properties          (6)             640,000         208,867       240,000             191,133
                                      ------------------------------------------------------------------------------------
                                                        945,506         477,610       248,256             219,640
     Investment in Wright Runstad Asset
       Limited Partnership                               20,000          20,000           -                   -
                                      ------------------------------------------------------------------------------------
              Total                                    $965,506        $497,610      $248,256            $219,640
                                      ====================================================================================

(1) This property was acquired on October 17, 1997, and consists of one property.
(2) These properties were acquired on November 21, 1997, and consist of two properties.
(3) These properties were acquired on November 24, 1997, and consist of three properties.
(4) This property was acquired on November 25, 1997, and consists of one property.
(5) This property was acquired on November 25, 1997, and consists of one property.
(6) These properties were acquired on December 17, 1997, and consist of ten properties.

C.   To reflect the following transactions:

     Issuance of 6.7 million Units at $30.00 per Unit which occurred on                      $  200,000
          October 21, 1997
     Issuance of 3.0 million Units at $24.50 per Unit which occurred on                          73,950
          October 1, 1997
     Net proceeds from the $1.5 billion Credit Facility to fund acquisitions
          and other activity (see Note G)                                                       972,093
     Payment of underwriting fees related to the $1.5 billion Credit
          Facility (see Note E)                                                                  (4,875)
                                                                                             ----------
        Net cash proceeds                                                                    $1,241,168
                                                                                             ==========

D. To reflect the investment in the mortgage note securing the 1325 Avenue of the Americas property made in November, 1997. The Operating Partnership owns a 50% interest in the mortgage note which bears interest at LIBOR plus 6%.

E. To reflect the underwriting fee paid by the Operating Partnership pertaining to the $1.5 billion Credit Facility which was obtained in October, 1997. The underwriting fee will be amortized to interest expense over the term of the $1.5 billion Credit Facility, which is nine months.

F. To reflect the mortgage debt repaid from draws on the $1.5 billion Credit Facility and to write-off the unamortized mark-to-market adjustments for the following properties recorded at the time of the Consolidation and the Offering based on the outstanding principal balances as of September 30, 1997:

                                                   MATURITY          BALANCE AT
      PROPERTY               INTEREST RATE           DATE              9/30/97
     --------------------------------------------------------------------------
      1601 Market            LIBOR + 1.25%       June 30, 2001     $   24,152
      1620 L Street              8.00%            Feb. 4, 2000         21,086
      9400 NCX               LIBOR + 1.65%        May 10, 2001         14,218
      Bank One Center         LIBOR + 1.1%       Mar. 19, 1999         83,500
      NationsBank                8.00%            Dec. 1, 2003         18,855
      North Central Plaza    LIBOR + 1.75%        Aug. 3, 1999         14,930
      San Jacinto            LIBOR + 1.125%      Dec. 13, 1998         18,212
      Sterling Plaza         LIBOR + 1.75%        Dec. 8, 1998         15,628
      The Quadrant         EURODOLLAR + 2.00%     May 31, 1999         18,000
      Union Square         EURODOLLAR + 2.00%     May 31, 1999          6,750
                                                                   ------------
         Subtotal                                                     235,331
      Less: Write-off of unamortized mark-to-market
         adjustments for debt repaid on
         San Jacinto, NationsBank and
         Bank One Center                                               (1,410)
                                                                   ------------
                                                                   $  233,921
                                                                   ============

G. To record draws on the $1.5 billion Credit Facility for the following transactions:

      Draws to fund acquisitions and other activity (see Note C)   $  972,093
      Draws to repay mortgage debt (see Note F)                       235,331
      Draw to fund investment in mortgage note (see Note D)            25,150
                                                                   ------------
                                                                   $1,232,574
                                                                   ============

H. To reflect the net increase in partners' capital due to the following transactions:

      Units issued after September 30, 1997 (see Note C)           $273,950
      Write-off unamortized mark-to-market adjustments on mortgage debt repaid with the $1.5 billion Credit Facility (see
        Note F)                                                      (1,410)
                                                                   --------
                                                                   $272,540
                                                                   ========

I. Represents the combined historical statements of operations of the Operating Partnership for the period from July 11, 1997 to September 30, 1997 and Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997, for the Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 and the historical statement of operations of Equity Office Predecessors for the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996.

J. To reflect the operations and the depreciation expense for (a) the pro forma condensed combined statement of operations for the nine months ended September 30, 1997; for the period from January 1, 1997 through the earlier of the date of acquisition or September 30, 1997, as applicable, for properties acquired in 1997, and (b) the pro forma condensed combined statement of operations for the year ended December 31, 1996; for the period from January 1, 1996 through the date of acquisition for properties acquired in 1996, or December 31, 1996 for the properties acquired in 1997. Interest expense was also adjusted, where applicable, to reflect nine months and a full year, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


                PROPERTY                     DATE ACQUIRED     NOTE REFERENCE
     --------------------------------------------------------------------------
      1601 Market Street                   January 18, 1996           1
      Promenade II                           June 14, 1996            1
      Two California Plaza                  August 23, 1996           1
      BP Tower                             September 4, 1996          1
      SunTrust Center                     September 18, 1996          1
      Reston Town Center                   October 22, 1996           1
      One Phoenix Plaza                    December 4, 1996           1
      Colonnade I                          December 4, 1996           1
      Boston Harbor Garage                December 10, 1996           1
      Milwaukee Center Parking Garage     December 18, 1996           1
      15th & Sansom Streets Garage        December 27, 1996           1
      1616 Chancellor Street Garage       December 27, 1996           1
      Juniper / Locusts Streets Garage    December 27, 1996           1
      1616 Sansom Street Garage           December 27, 1996           1
      1111 Sansom Street Garage           December 27, 1996           1
      177 Broad Street                     January 29, 1997           2
      Biltmore Apartments                  January 29, 1997           2
      Preston Commons                      March 21, 1997             2
      Oakbrook Terrace Tower               April 16, 1997             2
      50% Interest in Civic
        Parking, L.L.C.                    April 16, 1997             2
      One Maritime Plaza                   April 21, 1997             2


      Smith Barney Tower                   April 29, 1997             2
      201 Mission Street                   April 30, 1997             2
      30 N. LaSalle                        June 13, 1997              2
      Adams - Wabash Parking Facility     August 11, 1997             2
      Columbus America Properties        September 3, 1997            2
      Prudential Properties               October 1, 1997             2
      550 South Hope Street               October 6, 1997             2
      10 & 30 South Wacker Drive          October 7, 1997             2
      Acorn Properties                    October 7, 1997             2
      One Lafayette Centre                October 17, 1997            3
      Acorn Properties                   November 21, 1997            3
      PPM Properties                     November 24, 1997            3
      LaSalle Office Plaza               November 25, 1997            3
      Stanwix Parking Facility           November 25, 1997            3
      Wright Runstad Properties          December 17, 1997            3
      Wright Runstad Asset Limited
       Partnership                       December 17, 1997            3



Note 1: Included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996, in the column entitled "1996 Acquired Properties".
Note 2: Included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997, in the column entitled "1997 Acquired Properties".
Note 3: Included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997, in the column entitled "Group A Properties."

The depreciation adjustment of $22.9 million in the "1997 Acquired Properties" column, and the $16.0 million in the "Group A Properties" column in the statement of operations for the nine months ended September 30, 1997, and the depreciation adjustment of $13.1 million in the "1996 Acquired Properties" column, $37.9 million in the "1997 Acquired Properties" column, and the $21.3 million in the "Group A Properties" column in the statement of operations for the year ended December 31, 1996, are based on the cost to acquire the above listed properties, assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.

K. To eliminate the operations of Barton Oaks Plaza II and 8383 Wilshire for the nine months ended September 30, 1997 and the year ended December 31, 1996, which were sold in January and May 1997, respectively.

L. To reflect interest income from the 50% investment in the mortgage note (see Note D).

M. To reflect the additional interest expense on debt obtained in the nine months ended September 30, 1997 on properties acquired before 1997 and to reflect the $180 million private debt offering which occurred on September 3, 1997, and paydown of the revolving credit facility for the nine months ended September 30, 1997 and the year ended December 31, 1996, and to reflect the $235.0 million of mortgage indebtedness repaid from draws on the $1.5 billion Credit Facility (See Note F) and the repayment of the revolving credit facility balance.


N. To eliminate the $.7 and $.5 million of amortization expense recorded on the mark-to-market adjustment on debt repaid from draws on the $1.5 billion Credit Facility and to reflect amortization of $4.9 and $4.9 million related to the underwriting fees associated with the $1.5 billion Credit Facility (see Note E) for the nine months ended September 30, 1997 and the year ended December 31, 1996.

O. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Consolidation and the Offering closed on January 1, 1997 and 1996, respectively, for the pro forma condensed combined statement of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996.

P. To reflect the net change in interest expense associated with the $15.0 million of mortgage debt on Denver Corporate Center Towers II and III repaid in May 1997 and the $598.4 million repaid with the net proceeds of the Offering and cash held by Equity Office Predecessors.

Q. To reflect depreciation expense related to the adjustment to record the net equity value of the investment in real estate for the nine months ended September 30, 1997 and for the year ended December 31, 1996, on a straight-line basis, as follows:

                                          FOR THE NINE MONTHS ENDED     FOR THE YEAR ENDED
                                              SEPTEMBER 30, 1997         DECEMBER 31, 1996
                                          ------------------------------------------------
       Historical investment in real
         estate before accumulated
         depreciation                          $5,022,946             $5,022,946
       Less: Portion allocated to
         land estimated to be 10%                (502,295)              (502,295)
                                          ----------------------------------------------
       Depreciable basis                       $4,520,651             $4,520,651
                                          ==============================================
       Depreciation expense based on
         an estimated useful life of
         40 years                              $   84,762             $  113,016
                                          ----------------------------------------------
       Less: Historical depreciation
         expense                                  (80,166)               (82,905)

       Pro forma depreciation expense
         on 1996 Acquired Properties                    -                (13,090)
       Pro forma depreciation expense
         on properties acquired in 1997
         prior to the Consolidation and
         the Offering                              (3,391)               (11,779)
       Depreciation expense on
         disposed properties                            -                  1,941
                                          ----------------------------------------------
       Depreciation expense adjustment         $    1,205             $    7,183
                                          ==============================================

R. To eliminate the $5.9 million and $13.3 million of amortization historically recognized as a result of the write-off of deferred loan costs, lease acquisition costs and organization costs, net of the $4.1 million and $4.4 million amortization of the discount required to record the mortgage debt at fair value recorded in connection with the Consolidation and the Offering, and the $0.1 million and $0.3 million of amortization relating to disposed properties for the nine months ended September 30, 1997 and the year ended December 31, 1996.

S. To reflect additional general and administrative expenses expected to be incurred as a result of reporting as a public company, as follows:


                                            FOR THE NINE MONTHS ENDED                FOR THE YEAR ENDED
                                                SEPTEMBER 30, 1997                    DECEMBER 31, 1996
                                            -----------------------------------------------------------
Directors and officers insurance                               $  375                            $  500
Printing and mailing                                              375                               500
Trustees and directors fees                                       225                               300
Investor relations                                                225                               300
Other                                                             600                               800
                                            -----------------------------------------------------------
Total                                                          $1,800                            $2,400
                                            ===========================================================

T. To reflect the 5% economic interest that the Operating Partnership does not own in Equity Office Properties Management Corp. (the "Management Corp.").


                                          FOR THE NINE MONTHS ENDED     FOR THE YEAR ENDED
                                              SEPTEMBER 30, 1997         DECEMBER 31, 1996
                                          ------------------------------------------------

       Historical ownership interest
         in partially owned properties                  $ 1,191               $ 2,086
                                          ------------------------------------------------
       Fees from noncombined affiliates                   3,840                 5,120
       Management Corp. expenses                          3,000                 4,000
                                          ------------------------------------------------
       Estimated Management Corp. net income                840                 1,120
                                          ------------------------------------------------
       Minority interest 5% economic
         interest in the Management Corp.                    42                    56
                                          ------------------------------------------------
       Net income allocated to
         minority interests ownership in
         partially owned properties                     $ 1,233               $ 2,142
                                          ================================================

U. Pro forma net income per Unit is based upon 185.4 million Units assumed to be outstanding upon property acquisitions made during 1996 and 1997 (See Note J) and the issuances of Units (See Note C).

                       Consent of Independent Auditors



We consent to the use of our reports indicated below in this Current Report on Form 8-K of EOP Operating Limited Partnership.




                                                               DATE OF AUDITOR'S
                FINANCIAL STATEMENTS                                REPORT
--------------------------------------------------------------------------------
Combined Statement of Revenue and Certain Expenses of         September 9, 1997
the Acorn Properties for the year ended December 31, 1996

Statement of Revenue and Certain Expenses of One              September 5, 1997
Lafayette Centre for the year ended December 31, 1996

Combined Statement of Revenue and Certain Expenses of          January 22, 1997
the PPM Properties for the year ended December 31, 1996

Combined Statement of Revenue and Certain Expenses of        September 26, 1997
the Wright Runstad Properties for the year ended September
30, 1996



                                                           ERNST & YOUNG LLP


Chicago, Illinois
December 18, 1997

                       Report of Independent Auditors


The Board of Trustees of
Equity Office Properties Trust


We have audited the accompanying Statement of Revenue and Certain Expenses of One Lafayette Centre (the Property) as described in Note 2 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                              ERNST & YOUNG LLP


Chicago, Illinois
September 5, 1997

                            One Lafayette Centre

                 Statements of Revenue and Certain Expenses
                           (Amounts in thousands)


                                                                JANUARY 1, 1997
                                                                    THROUGH
                                               YEAR ENDED        JULY 31, 1997
                                            DECEMBER 31, 1996     (UNAUDITED)
                                            -----------------------------------
REVENUE
  Base rents                                     $ 8,509             $ 5,409
  Tenant reimbursements                              855                 582
  Parking income                                     446                 260
  Other income                                       158                  46
                                            -----------------------------------
  Total revenue                                    9,968               6,297
                                            -----------------------------------

EXPENSES
  Property operating and maintenance               2,238               1,360
  Real estate taxes                                1,154                 625
  Management fee                                     300                 186
  Insurance                                           57                  34
                                            -----------------------------------
  Total expenses                                   3,749               2,205
                                            -----------------------------------
Revenue in excess of certain expenses            $ 6,219             $ 4,092
                                            ===================================


See accompanying notes.

                            One Lafayette Centre

             Notes to Statements of Revenue and Certain Expenses


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

The accompanying Statements of Revenue and Certain Expenses relate to the operations of One Lafayette Centre, an office building with approximately 314,634 rentable square feet, located in Washington, D.C. (the "Property"). It is expected that the Property will be acquired for $81.7 million by Equity Office Properties Trust from an unrelated party.

                            One Lafayette Centre

3. RENTALS

The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                       Report of Independent Auditors



The Board of Trustees of
Equity Office Properties Trust

We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Acorn Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                              ERNST & YOUNG LLP


Chicago, Illinois
September 9, 1997

                              Acorn Properties

             Combined Statements Of Revenue And Certain Expenses
                           (Amounts in thousands)


                                                                JANUARY 1, 1997
                                                                    THROUGH
                                                YEAR ENDED       JULY 31, 1997
                                            DECEMBER 31, 1996     (UNAUDITED)
                                            -----------------------------------
REVENUE
  Base rents                                     $ 16,999           $ 11,592
  Tenant reimbursements                             2,055              1,327
  Other income                                        202                181
                                            -----------------------------------
  Total revenue                                    19,256             13,100
                                            -----------------------------------

EXPENSES
  Property operating and maintenance                4,526              2,665
  Real estate taxes                                 1,378                853
  Management fees                                     649                428
  Insurance                                           160                 92
                                            -----------------------------------
  Total expenses                                    6,713              4,038
                                            -----------------------------------
Revenue in excess of certain expenses            $ 12,543           $  9,062
                                            ===================================


See accompanying notes.

                              Acorn Properties

        Notes to Combined Statements of Revenue and Certain Expenses



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Acorn Properties (the "Properties"). Equity Office Properties Trust expects to acquire an 89% managing general partnership interest in each of the partnerships that hold title to the Properties for approximately $144.7 million, including the assumption of debt. The Acorn Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                              Acorn Properties

2. DESCRIPTION OF PROPERTIES (CONTINUED)

                                                                  APPROXIMATE
                                                                    RENTABLE
       PROPERTY NAME                    LOCATION                 SQUARE FOOTAGE
       -------------                    --------                 --------------
One Valley Square                  Plymouth Meeting, PA                70,289
Two Valley Square                  Plymouth Meeting, PA                70,622
Three Valley Square                Plymouth Meeting, PA                84,605
Four Valley Square                 Plymouth Meeting, PA                49,757
Five Valley Square                 Plymouth Meeting, PA                18,564
Oak Hill Plaza                     King of Prussia, PA                164,360
Walnut Hill Plaza                  King of Prussia, PA                149,716
One Devon Square                   Wayne, PA                           77,267
Two Devon Square                   Wayne, PA                           63,226
Three Devon Square (a)             Wayne, PA                            6,000
Four Falls Corporate Center        Conshohocken, PA                   254,355
                                                                    ---------
                                                                    1,008,761
                                                                    =========
(a) In addition, this property includes land leased to a third party.


3. RENTALS

The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

The Properties were managed by an affiliated party to the sellers. The management agreements provided for a fee of 4% of gross receipts, as defined.

Janitorial services were provided by an affiliated party to the sellers. During the year ended December 31, 1996, the Properties incurred approximately $714,000 in janitorial fees.

                       Report of Independent Auditors


The Board of Trustees of
Equity Office Properties Trust

We have audited the accompanying combined Statement of Revenue and Certain Expenses of the PPM Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                              ERNST & YOUNG LLP


Chicago, Illinois
January 22, 1997

                               PPM Properties

             Combined Statements of Revenue and Certain Expenses
                           (Amounts in thousands)

                                                                JANUARY 1, 1997
                                                                    THROUGH
                                                YEAR ENDED      AUGUST 31, 1997
                                            DECEMBER 31, 1996     (UNAUDITED)
                                            -----------------------------------
REVENUE
  Base rents                                     $ 9,784            $ 7,038
  Tenant reimbursements                              344                262
  Parking income                                     152                119
  Other income                                       144                 56
                                            -----------------------------------
  Total revenue                                   10,424              7,475
                                            -----------------------------------

EXPENSES
  Property operating and maintenance               3,062              2,122
  Real estate taxes                                1,170                824
  Management fees                                    228                168
  Insurance                                           92                 76
                                            -----------------------------------
  Total expenses                                   4,552              3,190
                                            -----------------------------------
Revenue in excess of certain expenses            $ 5,872            $ 4,285
                                            ===================================


See accompanying notes.

                               PPM Properties

        Notes to Combined Statements of Revenue and Certain Expenses


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the PPM Properties which are to be acquired by Equity Office Properties Trust for approximately $92 million from an unrelated party. The PPM Properties have been presented on a combined basis because all of the Properties are under common control and management. The following properties are included in the combined financial statements:

                                 PPM Properties

2. DESCRIPTION OF PROPERTIES (CONTINUED)


                                                    APPROXIMATE
                                                      RENTABLE
                        PROPERTY NAME              SQUARE FOOTAGE
                       ----------------            --------------
                       Lakeside Square                 392,500
                       1600 Duke Street                 68,800
                       Fair Oaks Plaza                 177,900
                                                       -------
                                                       639,200
                                                       =======

3. RENTALS

The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 2.25% of gross receipts, as defined.

                       Report of Independent Auditors



The Board of Trustees of
Equity Office Properties Trust


We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Wright Runstad Properties (the Properties) as described in Note 2 for the year ended September 30, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1 and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended September 30, 1996, in conformity with generally accepted accounting principles.

                                                              ERNST & YOUNG LLP

Chicago, Illinois
September 26, 1997

                          Wright Runstad Properties

             Combined Statements of Revenue and Certain Expenses
                           (Amounts in Thousands)


                                                                OCTOBER 1, 1996
                                                                    THROUGH
                                              YEAR ENDED        AUGUST 31, 1997
                                          SEPTEMBER 30, 1996      (UNAUDITED)
                                          -------------------------------------
REVENUE
  Base rents                                   $ 57,191             $ 54,796
  Tenant reimbursements                           3,294                3,293
  Parking income                                  5,838                5,780
  Other income                                    1,052                  446
                                          -------------------------------------
  Total revenue                                  67,375               64,315
                                          -------------------------------------
EXPENSES
  Property operating and maintenance             15,427               14,890
  Real estate taxes                               4,881                4,616
  Management fee                                  1,855                1,793
  Insurance                                         468                  427
  Ground rent and air rights                      1,577                1,440
                                          -------------------------------------
  Total expenses                                 24,208               23,166
                                          -------------------------------------
Revenue in excess of certain expenses          $ 43,167             $ 41,149
                                          =====================================


See accompanying notes.

                          Wright Runstad Properties

        Notes to Combined Statements of Revenue and Certain Expenses


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Wright Runstad Properties (the "Properties") for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

                          Wright Runstad Properties

2. DESCRIPTION OF PROPERTIES

The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Properties which are to be acquired by Equity Office Properties Trust for approximately $640 million from an unrelated party. The Properties have been presented on a combined basis because all of the Properties are under common ownership and management. The following office properties are included in the combined financial statements:


                                                                  APPROXIMATE
                                                                RENTABLE SQUARE
                PROPERTY NAME                LOCATION               FOOTAGE
           ------------------------     --------------------    ---------------
           1111 Third Avenue            Seattle, Washington          528,282
           First Interstate Center      Seattle, Washington          915,883
           Second & Seneca Building     Seattle, Washington          480,272
           Nordstrom Medical Tower      Seattle, Washington          101,431
           One Bellevue Center          Bellevue, Washington         344,715
           Rainier Plaza                Bellevue, Washington         410,855
           1001 Fifth Avenue            Portland, Oregon             368,018
           Calais Office Center         Anchorage, Alaska            190,599
                                                                   ---------
                                                                   3,340,055
                                                                   =========

3. RENTALS

The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

The Properties were managed by an affiliated party to the seller, except for Nordstrom Medical Tower, which is managed by a third party. The management agreements provided for a fee of 3.0% of gross receipts and reimbursements for on-site personnel.

The Partnership owning the Properties is a member of the J. Nordstrom Medical Tower Condominium Association (the Association), which provides administrative services relating to building operations of the Nordstrom Medical Tower. The Association is managed by an affiliate. The Association pays all operating expenses associated with the building and is reimbursed annually by condominium unit owners, including Nordstrom Medical Tower. The Properties incurred $510,000 under this agreement during 1996.

The Properties lease each of their parking garages to an affiliate of the seller in exchange for a percentage of the parking revenue, net of expenses.

                          Wright Runstad Properties

5. COMMITMENTS

The land underlying Rainier Plaza is leased under a 55-year lease agreement expiring in 2040, plus an option for an additional 35 years. The minimum annual rent is $566,800 at September 30, 1996. The lease also provides for contingent rent based upon the gross income of the property, as defined in the lease. No contingent rentals were due for 1996.

The land underlying One Bellevue Center is leased under a 70-year lease expiring on June 30, 2052 with an option to extend for an additional 20 years. The basic rent under the ground lease agreement is $39,055 per month at September 30, 1996, plus all taxes, utility charges, and other assessments on the property. In July of each year, the basic rent increases 2%. Additional rent may be due based on adjusted gross revenue, as defined in the lease agreement. No additional rent was due in 1996.

The parking garage facilities located adjacent to the 1001 Fifth Avenue are leased through May 31, 1998, with renewal options for ten and five years. The lease provides for minimum payments of $175,000 per year, plus 50% of the adjusted gross annual revenues in excess of $300,000 from the garage operations. Rent expense under this lease was $637,000 in 1996.

The land underlying the Calais I & II are leased under a ground lease, expiring in 2029, with four ten-year options to extend. Monthly rental payments are $8,000 per month until December 31, 1999, at which time monthly payments will increase to approximately $9,000. Beginning in 2005, monthly payments are subject to annual adjustments based on office rentals and changes in the consumer price index.

There is an agreement with a bank through 2037, whereby the bank agreed to certain building restrictions that limit the height and bulk of current and future improvements, if any, to be placed on the bank's land, which is adjacent to 1111 Third Avenue. There are options to extend this agreement for at least an additional 39 years. In return for these restrictions, 1111 Third Avenue is obligated to pay the bank $75,000 per year, plus 4% of annual net proceeds from the property (prior to debt service) in excess of $4,847,000 on an annual basis. Total amounts paid or accrued under this agreement were $75,000 for the year ended September 30, 1996.